UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 7, 2020

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10106_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060
____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Golub Capital BDC, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) solely for the purpose of amending and restating the Company’s First Quarter 2020 Investor Presentation that was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated February 7, 2020, as filed with the U.S. Securities and Exchange Commission (the “Original Form 8-K”), in order to correct the weighted average cost of the Company’s debt to 3.9% from 4.0% for the three months ended December 31, 2019 and the weighted average net investment spread to 4.5% from 4.4% for the three months ended December 31, 2019 disclosed therein on page 7. The corrected Exhibit 99.1 supersedes and replaces in its entirety Exhibit 99.1 to the Original Form 8-K. Except as set forth in the preceding sentence, no changes were made to the Original Form 8-K. The Amendment contains only the cover page to this Form 8-K/A, this Explanatory Note, Item 9.01, the signature page and the corrected Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
99.1	Golub Capital BDC, Inc. First Quarter 2020 Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date:	February 10, 2020	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer